                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             Hancock Fabrics, Inc.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                         [HANCOCK FABRICS, INC. LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 JUNE 13, 1996

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Hancock Fabrics, Inc. will be held at the Stennis Center, 3400 West Main Street, Tupelo, Mississippi (adjacent to the Company's headquarters) on Thursday, June 13, 1996 at 10:00 a.m. (local time), or as soon thereafter as a quorum shall be present, for the following purposes:

     1. To elect two directors;

     2. To consider and vote upon a proposal to approve the Hancock Fabrics, Inc. 1996 Stock Option Plan;

     3. To consider and vote upon a proposal to approve the Hancock Fabrics, Inc. 1995 Restricted Stock Plan; and

     4. To consider and vote upon such other matters as may properly come before the Meeting or any adjournment thereof.

     Only shareholders of record on the books of the Company at the close of business on April 15, 1996 will be entitled to vote at the Meeting.

     Shareholders are cordially invited to attend the Meeting.

     PLEASE COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

Dated: May 3, 1996

                                          By order of the Board of Directors,

                                          Larry D. Fair
                                          Secretary

                                PROXY STATEMENT

                                       OF

                             HANCOCK FABRICS, INC.

     This Proxy Statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders of Hancock Fabrics, Inc. and at any adjournment thereof. The Meeting will be held on June 13, 1996 at 10:00 a.m. (local time) at the Stennis Center, 3400 West Main Street, Tupelo, Mississippi (adjacent to the Company's headquarters) for the purposes set forth in the preceding Notice of the Meeting dated May 3, 1996. This solicitation is made by the Company.

     Only shareholders of record at the close of business on April 15, 1996 will be entitled to vote at the Meeting. On that date the outstanding stock of the Company consisted of 21,588,272 shares of common stock.

     The mailing address of the principal executive offices of the Company is P.O. Box 2400, Tupelo, Mississippi 38803-2400. The approximate date on which this Proxy Statement, the accompanying form of proxy and the 1995 Annual Report are first sent to shareholders is May 3, 1996.

VOTING

     Each shareholder is entitled to one vote per share respecting each Board seat to be filled and on each other matter voted on at the meeting. A proxy, when executed and not revoked, will be voted in accordance with the specifications it contains. Unless the accompanying form of proxy contains instructions to the contrary, it will be voted for the election of the nominees shown, to serve until 1999 (see "ELECTION OF DIRECTORS"), to approve the Hancock Fabrics, Inc. 1996 Stock Option Plan (see "PROPOSAL TO APPROVE THE 1996 STOCK OPTION PLAN"), to approve the Hancock Fabrics, Inc. 1995 Restricted Stock Plan (see "PROPOSAL TO APPROVE THE 1995 RESTRICTED STOCK PLAN"), and in the discretion of the proxyholders upon such other matters as may properly come before the meeting.

     The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of common stock issued and outstanding on the record date. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to shareholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

REVOCABILITY OF PROXIES

     A shareholder who executes a proxy may revoke it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the Meeting, a written notice of revocation relating to the proxy,
(ii) duly executing a subsequent proxy bearing a later date relating to the same shares and delivering it to the Secretary at or before the Meeting, or (iii) voting in person at the Meeting. Any written notice revoking a proxy should be sent to Hancock Fabrics, Inc., P.O. Box 2400, Tupelo, Mississippi 38803-2400,
Attention: Secretary.

SOLICITATION

     The Company will bear the cost of soliciting these proxies. Brokers, nominees, fiduciaries and other custodians will be reimbursed for their reasonable expenses incurred in sending proxy material to principals and obtaining their instructions. The Company has retained the services of Morrow & Co., Inc. to assist the Company in its communications; a fee of $6,000 plus out-of-pocket expenses, will be paid for those services. In addition, directors, officers, employees and the Company's transfer agent may solicit proxies in person, by telephone or in writing.

     The following table provides information about the persons known to the Company to be the beneficial owners of more than 5% of any class of the Company's securities:

- ----------------------------------------------------------------------------------------------
                                                  NUMBER OF SHARES          PERCENT OF
     TITLE OF CLASS     NAME AND ADDRESS OF     BENEFICIALLY OWNED(1)        CLASS(2)
                        BENEFICIAL OWNER(1)
- ----------------------------------------------------------------------------------------------
      Common Stock     FMR Corp.                      2,135,000                9.890%
                       82 Devonshire Street
                       Boston, MA 02109
- ----------------------------------------------------------------------------------------------
      Common Stock     Manning & Napier               2,345,915               10.867%
                       Advisors, Inc.
                       1100 Chase Square
                       Rochester, NY 14604
- ----------------------------------------------------------------------------------------------

        (1) Information concerning beneficial ownership and the number of shares beneficially owned is based on reports filed by the shareholders with the Securities and Exchange
            Commission.

        (2) As of April 15, 1996.

     The following table provides information, as of April 15, 1996, about the beneficial ownership of the Company's common stock by each of the Company's directors, named executive officers and all directors and executive officers as a group:

 ---------------------------------------------------------------------
                                                        PERCENT OF
      NAME OF BENEFICIAL OWNER     AMOUNT AND NATURE      CLASS
                                     OF BENEFICIAL
                                       OWNERSHIP
- ---------------------------------------------------------------------
    R. Randolph Devening                    500             .002%
- ---------------------------------------------------------------------
    Don L. Fruge                         11,186             .052%
- ---------------------------------------------------------------------
    Morris O. Jarvis                    517,860(1)         2.363%
- ---------------------------------------------------------------------
    Larry G. Kirk                       159,893(1)          .738%
- ---------------------------------------------------------------------
    Donna L. Weaver                      12,736             .059%
- ---------------------------------------------------------------------
    Jack W. Busby, Jr.                  180,745(1)          .833%
- ---------------------------------------------------------------------
    All Directors and Executive
    Officers as a Group                 882,920(1)         3.992%
- ---------------------------------------------------------------------

                  (1) Includes 325,100, 85,800 and 115,800
                      shares with respect to which Messrs.
                      Jarvis, Kirk and Busby, respectively,
                      have the right to acquire beneficial
                      ownership on or before June 14, 1996.

ITEM 1 -- ELECTION OF DIRECTORS

     The By-Laws of the Company provide that the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors the Company would have if there were no vacancies (the "Whole Board"). The Whole Board has fixed that number at five. The directors have been classified, effective with respect to the time for which they severally hold office, into two classes of two each and one class of one. Two nominees will be elected, to hold office until the annual meeting of shareholders in 1999 or until election and qualification of a successor. It is intended that the shares represented by proxies in the accompanying form be voted for the election of the nominees named below. If a nominee should be unable to serve, it is intended that those shares be voted for such replacement as the Board may designate, unless the number of directors has been reduced so that no vacancy exists. The Company has no reason to expect that either nominee will be unable to serve.

     The following table provides information about each nominee and continuing director, including the business experience of each during at least the past five years:

- ----------------------------------------------------------------------------------------------
NAME                                                                                  DIRECTOR
(AGE)                            PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE            SINCE
- ----------------------------------------------------------------------------------------------
  NOMINEES TO SERVE UNTIL 1999
- ----------------------------------------------------------------------------------------------
  Morris O. Jarvis               Chairman of the Board and Chief Executive             1987
       (55)                      Officer. Formerly President
- ----------------------------------------------------------------------------------------------
  Donna L. Weaver                Chairman of Weaver, Field & London, Inc.,             1987
       (52)                      Investor Relations and Corporate Communications,
                                 San Francisco, California. Director of Ross
                                 Stores, Inc., Newark, California and Crown
                                 Vantage, Inc.,
                                 Oakland, California
- ----------------------------------------------------------------------------------------------
  DIRECTORS TO SERVE UNTIL 1997
- ----------------------------------------------------------------------------------------------
  Don L. Fruge                   Vice Chancellor for University Advancement and        1987
       (50)                      Professor of Law, University of Mississippi, and
                                 Executive Vice President, University of
                                 Mississippi Foundation, University, Mississippi
- ----------------------------------------------------------------------------------------------
  Larry G. Kirk                  President and Chief Financial Officer. Formerly       1990
       (49)                      Senior Vice President, Vice President, Treasurer
                                 and Secretary. Director of Bank of Mississippi,
                                 Tupelo, Mississippi
- ----------------------------------------------------------------------------------------------
  DIRECTOR TO SERVE UNTIL 1998
- ----------------------------------------------------------------------------------------------
  R. Randolph Devening           Chairman of the Board, Chief Executive Officer        1995
       (54)                      and President, Foodbrands America, Inc.
                                 (formerly Doskocil Companies, Inc.),
                                 Oklahoma City, Oklahoma.
                                 Formerly Vice Chairman, Executive Vice President
                                 and Chief Financial Officer, Fleming Companies,
                                 Inc., Oklahoma City, Oklahoma
- ----------------------------------------------------------------------------------------------

     The Audit Committee of the Board of Directors, which met twice during the Company's latest fiscal year, is charged with recommending the engaging of the Company's independent accountants, reviewing their reports, authorizing their services and fees, reviewing their independence, reviewing the Company's procedures for internal auditing and the adequacy of its system of internal accounting controls, and reporting to the Board with respect thereto. The Audit Committee is composed of Don L. Fruge (Chair), R. Randolph Devening and Donna L. Weaver.

     The Management Review and Compensation Committee of the Board of Directors, which met four times during the Company's latest fiscal year, is charged with determining the base salaries of all executive officers of the Company, administering the Retirement Plans, Stock Option Plans, Restricted Stock Plans, Extra Compensation Plan and Bonus Plan for Store Management, and making recommendations to the Board respecting policies of the Board dealing with such Plans. The Management Review and Compensation Committee is composed of Donna L. Weaver (Chair), R. Randolph Devening and Don L. Fruge.

     When the Board is not in session, the Executive Committee of the Board may exercise the powers vested in the Board (except certain enumerated major powers such as the power to declare dividends, amend the By-Laws and fill vacancies on the Board and certain powers reserved to the Board under Delaware law). In practice, the function of the Executive Committee is to act on matters arising between Board meetings that have special time value but do not appear to warrant a special Board meeting. The Executive Committee is composed of Morris O. Jarvis (Chair), Don L. Fruge and Larry G. Kirk. The Executive Committee did not meet during the Company's latest fiscal year.

     The Board met four times during the Company's latest fiscal year. None of the directors attended less than 75% of the meetings of the Board and of all committees on which he or she served.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table provides certain summary information concerning compensation paid or accrued by the Company and its subsidiary, to or on behalf of the Company's Chief Executive Officer and each of the two other executive officers of the Company (determined as of the end of the latest fiscal year) for the fiscal years ended January 28, 1996, January 29, 1995 and January 30, 1994.

                           SUMMARY COMPENSATION TABLE

                                                           ANNUAL
                                                        COMPENSATION         LONG-TERM COMPENSATION
- ------------------------------------------------------------------------------------------------------

                                                                          RESTRICTED     SECURITIES
                                                                            STOCK        UNDERLYING
                                                      SALARY     BONUS    AWARDS(1)    OPTIONS/SARS(2)
        NAME AND PRINCIPAL POSITION           YEAR     ($)        ($)        ($)             (#)
- ------------------------------------------------------------------------------------------------------
  Morris O. Jarvis                            1995   $265,385   $84,759    $ 156,863       219,200(4)
     Chairman of the Board and                1994    250,000    82,776      154,938        27,400
     Chief Executive Officer(3)               1993    250,000    72,927      177,125        27,400
- ------------------------------------------------------------------------------------------------------
  Larry G. Kirk                               1995    138,000    44,238       84,550        73,600(4)
     President and                            1994    113,000    43,201       65,325        18,000
     Chief Financial Officer(3)               1993     85,800    29,181       76,300        10,000
- ------------------------------------------------------------------------------------------------------
  Jack W. Busby, Jr.                          1995    138,000    44,238       84,550       100,800(4)
     Executive Vice President and             1994    126,923    43,201       80,400        18,000
     Chief Operating Officer                  1993    125,000    38,062       92,650        18,000
- ------------------------------------------------------------------------------------------------------

(1) Restricted stock awards generally vest five years and one day following the date of award. Prior to vesting, restricted shares are not negotiable or otherwise transferable and are subject to forfeiture if employment terminates. Dividends are paid on shares subject to restrictions. See "EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS" for a description of circumstances under which the vesting schedule may be accelerated.

    As of the end of the latest fiscal year (specifically, January 26, 1996, the last trading day prior to fiscal year end), the executive officers held the following number of shares subject to restrictions, with the following market values: Mr. Jarvis, 69,200 shares, $674,700; Mr. Kirk, 30,900 shares, $301,275; and Mr. Busby, 35,500 shares, $346,125.

(2) The Company does not grant stock appreciation rights ("SARs").

(3) The Company has announced, that at the June 13, 1996 meeting of the Board of Directors, Mr. Kirk will become Chief Executive Officer and President and that Mr. Jarvis will continue as Chairman of the Board until June 1997 and retire as Chairman thereafter. See "EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS" for a description of the related agreement with Mr. Jarvis.

(4) During the latest fiscal year, certain options previously granted under the Company's 1987 Stock Option Plan to optionees, including the executive officers, that were exercisable at prices which exceeded the current market value of the stock were canceled and options for an equal number of shares having an exercise price of current market value were granted in substitution therefor (the "Substitute Options"). Included for the executive officers are the following number of shares subject to Substitute Options granted to the executive officers: Mr. Jarvis, 191,800 shares; Mr. Kirk, 55,600 shares; and Mr. Busby, 82,800 shares.

STOCK OPTIONS

     The following table contains information about the grant of stock options under the Company's 1987 Stock Option Plan, during the Company's latest fiscal year, to the executive officers:

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

- ---------------------------------------------------------------------------------------------------------------------------------
                                                                                           POTENTIAL REALIZABLE
                                                                                          VALUE AT ASSUMED ANNUAL
                                                                                              RATES OF STOCK
                                                                                            PRICE APPRECIATION
                                                                                              FOR OPTION TERM
                            INDIVIDUAL GRANTS                                                  (10 YEARS)(3)
- ---------------------------------------------------------------------------------------------------------------------------------

                                                                                      5%                          10%
                                                                          -------------------------------------------------------
                                    % OF
                                    TOTAL
                        # OF       OPTIONS
                     SECURITIES    GRANTED
                     UNDERLYING      TO
                    OPTIONS/SARS  EMPLOYEES   EXERCISE OR                                               STOCK PRICE
                     GRANTED(1)   IN FISCAL   BASE PRICE     EXPIRATION    STOCK PRICE                     (PER
       NAME             (#)         YEAR      (PER SHARE)       DATE      (PER SHARE)(2)   GAIN(4)       SHARE)(2)      GAIN(4)
- ---------------------------------------------------------------------------------------------------------------------------------
  Morris O. Jarvis     219,200     11.74 %      $ 8.125     June 7, 2005      $13.23      $1,119,016      $ 21.07     $2,837,544
- ---------------------------------------------------------------------------------------------------------------------------------
  Larry G. Kirk         73,600      3.94 %        8.125     June 7, 2005       13.23         375,728        21.07        952,752
- ---------------------------------------------------------------------------------------------------------------------------------
  Jack W. Busby,
    Jr.                100,800      5.40 %        8.125     June 7, 2005       13.23         514,584        21.07      1,304,856
- ---------------------------------------------------------------------------------------------------------------------------------

(1) All options disclosed here were granted on June 7, 1995 (the "Grant Date"). Options other than Substitute Options become exercisable as to 50% of the shares subject to the options one year and one day following the Grant Date and as to the remaining shares two years and one day following the Grant Date. Substitute Options become exercisable one year and one day following the Grant Date. See "EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS" for a description of circumstances under which the vesting schedule may be accelerated. The Company does not grant SARs.

(2) The stock price shown is computed based on 10 years of appreciation in the option exercise price ($8.125) at a 5% ($13.23) and a 10% ($21.07) annual rate.

(3) The potential realizable value at the assumed annual rates of stock price appreciation for the option term for all shareholders would result in gains on a pretax basis of the following: at 5%, $109,769,274; and at 10%, $278,512,628. The gain shown is computed based on the difference between the market price on the Grant Date ($8.125) and the assumed stock price, multiplied by the number of shares outstanding on that date.

(4) All gains are shown on a pretax basis.

OPTION EXERCISES AND HOLDINGS

     The following table provides information, with respect to the executive officers, concerning the exercise of options during the latest fiscal year and unexercised options held as of the end of the latest fiscal year:

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

- ------------------------------------------------------------------------------------------------------------------------------
                                                              NUMBER OF SECURITIES                 VALUE OF UNEXERCISED
                                    VALUE REALIZED           UNDERLYING UNEXERCISED                    IN-THE-MONEY
                                   (MARKET PRICE AT        OPTIONS AT FISCAL YEAR-END           OPTIONS AT FISCAL YEAR-END
                 SHARES ACQUIRED    EXERCISE LESS                     (#)                                   ($)
                   ON EXERCISE     EXERCISE PRICE)       ---------------------------------------------------------------------
     NAME              (#)               ($)             EXERCISABLE      UNEXERCISABLE       EXERCISABLE       UNEXERCISABLE
- ------------------------------------------------------------------------------------------------------------------------------
  Morris O.
    Jarvis              0                 $0               119,600           219,200           $ 706,264          $ 356,200
- ------------------------------------------------------------------------------------------------------------------------------
  Larry G. Kirk         0                  0                21,200            73,600              96,700            119,600
- ------------------------------------------------------------------------------------------------------------------------------
  Jack W.
    Busby, Jr.          0                  0                24,000           100,800             109,500            163,800
- ------------------------------------------------------------------------------------------------------------------------------

                         TEN-YEAR OPTION/SAR REPRICINGS

- ------------------------------------------------------------------------------------------------------------------------------
                                                        ----------------------------------------------------------------------
                                       NUMBER OF                                                                  LENGTH OF
                                       SECURITIES                                                                  ORIGINAL
                                       UNDERLYING       MARKET PRICE OF      EXERCISE PRICE                      OPTION TERM
                                      OPTIONS/SARS       STOCK AT TIME         AT TIME OF           NEW          REMAINING AT
      NAME AND                        REPRICED OR       OF REPRICING OR       REPRICING OR      EXERCISABLE        DATE OF
     PRINCIPAL                          AMENDED          AMENDMENT(1)          AMENDMENT           PRICE         REPRICING OR
      POSITION            DATE            (#)                 ($)                 ($)               ($)          AMENDMENT(2)
- ------------------------------------------------------------------------------------------------------------------------------
  Morris O. Jarvis     June 9, 1988      27,400             $ 8.125             $  8.440          $ 8.125         36 Months(3)
    Chairman of the    June 8, 1989      27,400               8.125               13.630            8.125         48 Months(4)
    Board and         June 14, 1990      27,400               8.125               19.570            8.125         60 Months(5)
    Chief Executive   June 13, 1991      27,400               8.125               22.875            8.125         72 Months(6)
    Officer           June 11, 1992      27,400               8.125               10.750            8.125         84 Months(7)
                      June 10, 1993      27,400               8.125               10.000            8.125         96 Months(8)
                       June 9, 1994      27,400               8.125                8.250            8.125        108 Months(9)
- ------------------------------------------------------------------------------------------------------------------------------
  Larry G. Kirk        June 9, 1988       3,200               8.125                8.440            8.125         36 Months(3)
    President and      June 8, 1989       3,200               8.125               13.630            8.125         48 Months(4)
    Chief Financial   June 14, 1990       4,000               8.125               19.570            8.125         60 Months(5)
    Officer           June 13, 1991       8,600               8.125               22.875            8.125         72 Months(6)
                      June 11, 1992       8,600               8.125               10.750            8.125         84 Months(7)
                      June 10, 1993      10,000               8.125               10.000            8.125         96 Months(8)
                       June 9, 1994      18,000               8.125                8.250            8.125        108 Months(9)
- ------------------------------------------------------------------------------------------------------------------------------
  Jack W. Busby, Jr.   June 9, 1988       3,600               8.125                8.440            8.125         36 Months(3)
    Executive Vice     June 8, 1989       3,600               8.125               13.630            8.125         48 Months(4)
    President and     June 14, 1990       3,600               8.125               19.570            8.125         60 Months(5)
    Chief Operating   June 13, 1991      18,000               8.125               22.875            8.125         72 Months(6)
    Officer           June 11, 1992      18,000               8.125               10.750            8.125         84 Months(7)
                      June 10, 1993      18,000               8.125               10.000            8.125         96 Months(8)
                       June 9, 1994      18,000               8.125                8.250            8.125        108 Months(9)
- ------------------------------------------------------------------------------------------------------------------------------

(1) As of June 6, 1995.
(2) Substitute Options become exercisable one year and one day following the grant date thereof, June 7, 1995.
(3) The original option term expires on June 9, 1998.
(4) The original option term expires on June 8, 1999.
(5) The original option term expires on June 14, 2000.
(6) The original option term expires on June 13, 2001.
(7) The original option term expires on June 11, 2002.
(8) The original option term expires on June 10, 2003.
(9) The original option term expires on June 9, 2004.

PENSION PLANS

     The Company maintains a noncontributory retirement program under which retirement benefits are provided by a qualified defined benefit pension plan supplemented by a nonqualified unfunded plan affording certain benefits that cannot be provided by the qualified plan. In this description the qualified and nonqualified plans are treated as one "Plan." Each of the executive officers participates in the Plan.

     For each year of credited service a Plan participant accrues a retirement benefit calculated under a formula based on covered compensation for that year. Covered compensation is defined in the Plan documents. It includes, generally, all wages, salary and bonus actually received, plus contributions that the participant elects to be made on his or her behalf pursuant to a "cafeteria plan" (under Internal Revenue Code section 125) or to a "qualified cash or deferred arrangement" (under Internal Revenue Code section 401(k)).

     Under the Plan formula applicable to the executive officers, the annual retirement benefit payable at normal retirement age (age 65) as a straight life annuity is the sum of: (i) for years of credited service through 1992, 1.00% of average annual compensation during the five years ending December 31, 1992 multiplied by years of credited service through 1992, plus 0.33% of such average annual compensation in excess of $50,640 multiplied by years of credited service through 1992 up to a maximum of 30 years, and (ii) for each year of credited service following 1992, 1% of annual compensation for that year, plus (for years of credited service up to a maximum of 30 years) 0.33% of such annual compensation in excess of the Social Security maximum wage base for that year.

     If Messrs. Jarvis, Kirk and Busby continue in their present positions the estimated annual retirement benefit payable to them under the Plan upon the normal retirement age of 65 in the form of a straight life annuity would be $184,969, $67,997 and $77,170, respectively. These estimates are computed using, for all future years of credited service, the compensation levels in effect for calendar year 1995 (the most recent Plan year) and the Social Security maximum wage base in effect for calendar year 1996. The estimated annual retirement benefit above payable to Mr. Jarvis will decrease upon his retirement prior to reaching normal retirement age, and the amount of the decreased benefit cannot be determined at present.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

     The Company has entered into a Retirement Agreement (the "Retirement Agreement") with Mr. Jarvis. Under the Retirement Agreement and as contemplated in the Company's plan of succession, Mr. Jarvis will retire from the office of Chief Executive Officer of the Company at the June 13, 1996 meeting of the Board of Directors of the Company and retire as an employee of the Company upon the adjournment of the 1997 Annual Meeting of Shareholders (the "Retirement Date"). Until the Retirement Date Mr. Jarvis will continue as Chairman of the Board and in such capacity will preside over Board meetings, perform special assignments for the Company, and assist in the transition and succession of management. The Company will pay Mr. Jarvis a salary at the rate of $275,000 per year for his services through the Retirement Date, and he will remain eligible to participate in the Extra Compensation Plan in respect of the portion of the current fiscal year during which he serves as Chief Executive Officer. Under the Retirement Agreement, no additional grants of stock options or awards of restricted stock will be made to Mr. Jarvis. Upon the Retirement Date, the Management Review and Compensation Committee of the Board of Directors will remove the restrictions on all restricted stock previously granted to Mr. Jarvis under the Restricted Stock Plan and will reimburse Mr. Jarvis for payments that he is required to make prior to age 65 in order to maintain coverage for his wife and himself under the Company's group health plan.

     The Company has entered into deferred compensation agreements (the "Deferred Agreements") with each of the executive officers to ensure that their services remain available to the Company and that they not be attracted by other employers seeking their services. Under the Deferred Agreement with Mr. Jarvis (the "Jarvis Deferred Agreement"), the right to payment is conditioned on Mr. Jarvis' availability as a consultant to the Company and his not engaging in activities competitive with the business of the Company. Provided such conditions are satisfied, payments of $50,000 a year for 15 years will begin upon cessation of his employment. Upon his death, the payments may be made to a designated beneficiary. If neither a change of control of the Company has occurred nor Mr. Jarvis' right to payments under the Jarvis Deferred Agreement has vested, Mr. Jarvis may elect that, upon such occurrence and vesting, he (or, in certain cases, his designated beneficiary) will receive in a cash lump sum the present value of all payments that would become payable, regardless of the fact that the Jarvis Deferred Agreement provides for payment at some later date or requires some future performance. If a change of control of the Company occurs and the right to payments under the Jarvis Deferred Agreement either is or becomes vested, as explained below (and if Mr. Jarvis has not elected to receive a lump sum payment as described in the preceding sentence), the Company is required to establish an irrevocable letter of credit in an amount equal to the largest sum of all payments to be paid under the Jarvis Deferred Agreement, to serve as security for those payments. Unless the letter of credit is established and renewed on a timely basis, Mr. Jarvis (or, in certain cases, his designated beneficiary) will then receive in a cash lump sum the total of those payments, regardless of the fact that the Jarvis Deferred Agreement provides for payment at some later date or requires some future performance. The Deferred Agreements with Messrs. Kirk and Busby are substantially similar to the Jarvis Deferred Agreement except that (i) employment is required until age 60 and (ii) the annual payments for the 15-year period are $25,000.

     The Company has entered into contingent severance arrangements with each of the executive officers (collectively the "Severance Agreements"). Each Severance Agreement is effective until May 4, 1999 and provides that, if during the three years following a change of control of the Company (as defined in the Severance Agreement) the employment of the individual is terminated by the employer other than for cause, disability or death or the individual terminates employment for good reason (as defined in the Severance Agreement), the individual will receive a lump sum payment equal to the sum of (i) the individual's annual base salary through the termination date (to the extent not yet paid) and (ii) two times the sum of (a) the individual's annual base salary at the rate in effect when employment was terminated or, if higher, at the highest rate in effect within 90 days preceding the change of control and (b) the highest bonus paid or payable to the individual within the five years preceding the change of control. The individual is also entitled to a continuation of health and insurance benefits for two years and to certain supplemental retirement benefits in respect of that continuation period. The Severance Agreements further provide, in the event that the individual is entitled to payment thereunder, that he will be deemed to have satisfied the service requirement under his Deferred Agreements. The Severance Agreements also provide that if the individual remains in the employ of the Company for the 12-month period following the change of control and voluntarily terminates employment for any reason (other than for good reason, in which case the formula set out above will be applicable) during the 30-day period following that 12-month period, he will receive a lump sum payment equal to the sum of (i) his annual base salary through the termination date (to the extent not yet paid) and (ii) the sum of (a) his annual base salary at the rate in effect when employment was terminated, or, if higher, at the highest rate in effect within 90 days preceding the change of control and (b) the highest bonus paid or payable to him within the five years preceding the change of control; and he will be entitled to a continuation of health and insurance benefits for one year and to certain supplemental retirement benefits in respect of that continuation period. The Severance Agreements also provide that if any tax under Section 4999 of the Internal Revenue Code of 1986, as amended, or any comparable provision (a "Penalty Tax") is imposed on any payment made or benefit provided to the individual, then the amount of such payment or benefit will be increased to the extent necessary to compensate the individual fully for the imposition of such Penalty Tax.

     The Company has entered into Agreements to Secure Certain Contingent Payments with each of the executive officers (the "Contingent Agreements"). Upon a change of control of the Company, the Contingent Agreements require the Company to establish an irrevocable letter of credit in favor of such individuals securing certain benefits payable under the Severance Agreements and any lump sum payment elected under the Deferred Agreements. The amount of the letters of credit will be calculated initially, and recalculated quarterly, by an independent accounting firm. Failure to establish and renew the letters of credit prior to expiration will cause the amounts intended to be secured by the letters of credit to become immediately payable to the individuals.

     With respect to the Company's 1987 Stock Option Plan, upon a change of control of the Company (as defined in the plan), options become fully exercisable and, with certain exceptions, remain exercisable by the optionee, including each of the executive officers, for a period of 90 days following termination of the optionee's employment if such termination occurs within one year of the change of control. See footnotes to the SUMMARY COMPENSATION TABLE and the table OPTION/SAR GRANTS IN LAST FISCAL YEAR.

     With respect to the Company's 1989 Restricted Stock Plan, restrictions on stock awarded under the plan, including stock awarded to executive officers, lapse upon the occurrence of certain events related to a change of control of the Company (as defined in the plan) and the stock is not thereafter forfeitable. See footnotes to the SUMMARY COMPENSATION TABLE.

     With respect to the Company's noncontributory retirement program, under certain circumstances related to a change of control of the Company (as defined in the program documents), part of the benefit to a participant will be paid in a lump sum. See "PENSION PLANS."

COMPENSATION OF DIRECTORS

     Prior to June 9, 1995, each nonemployee director received fees of $3,000 per quarter and $1,000 for each Board or committee meeting attended, and the chair of a committee of the Board received an additional fee of $250 for each committee meeting attended.

     Under the 1991 Stock Compensation Plan for Nonemployee Directors, each eligible director may elect annually to defer receipt of his or her annual compensation for services rendered as a director, later receiving it in the form of shares of the Company's common stock, subject to certain restrictions. In consideration of foregoing cash compensation and receiving shares subject to restrictions, the amount deferred was increased by 25% for purposes of determining the number of shares to be credited. Effective June 8, 1995, the Plan was amended to delete that provision for an increase.

     Since June 9, 1995, each nonemployee director receives quarterly fees of $12,000 with no additional fees for meetings attended or chaired. For the latest fiscal year, two of the eligible directors elected to receive 100% of their compensation in stock.

     After June 13, 1996, when current irrevocable elections as to the form of payment expire, all nonemployee directors have elected to receive 50% of their compensation in shares of the Company's stock and 50% in cash.

     Directors who are employees of the Company receive no fees.

STOCK PRICE PERFORMANCE GRAPH

     The following graph sets forth the Company's cumulative total shareholder return (assuming reinvestment of dividends) as compared to the S&P 500 and a peer group consisting of Fabri-Centers of America, Inc. and House of Fabrics, Inc. over the five-year period commencing February 1, 1991 and ending January 26, 1996. The graph assumes $100 invested on February 1, 1991.

Note: The historical stock price performance shown on the graph below is not necessarily indicative of future price performance.

                                   [GRAPH]

      Measurement Period            Hancock
    (Fiscal Year Covered)           Fabrics         S&P 500       Peer Group(1)
1991                                    100.00          100.00          100.00
1992                                     85.16          122.96          174.10
1993                                     67.01          135.96           86.70
1994                                     49.37          152.45           68.66
1995                                     55.55          154.22           41.29
1996                                     55.97          208.86           68.61

- ---------------

(1) Figures shown have been adjusted to include only the value of Class A shares of Fabri-Centers of America, Inc.

BOARD COMPENSATION COMMITTEE REPORT

     The Management Review and Compensation Committee of the Board of Directors (the "Committee") is composed of the three independent nonemployee directors. The Committee considers the performance of the executive officers, determines their salaries, administers the Extra Compensation Plan and is responsible for granting stock options and awarding restricted stock.

COMPENSATION POLICIES

     The compensation programs of the Company are designed to align compensation with business performance and with shareholder return, and to enable the Company to attract, motivate and retain executives who contribute to the Company's long-term success. Therefore, the executive compensation program includes base salary, annual incentive cash bonus (the Extra Compensation Plan) and long-term incentives in the form of stock options and restricted stock. The Chief Executive Officer's compensation is determined in the same manner as that of the other executive officers and members of corporate management.

SECTION 162(M) OF THE INTERNAL REVENUE CODE -- DEDUCTIBILITY LIMITATION

     Section 162(m) of the Internal Revenue Code of 1986 imposes a limit, with certain exceptions, on the amount that a publicly held corporation may deduct for federal income tax purposes in any year for the compensation paid or accrued with respect to its executive officers. It is the Committee's policy to seek to preserve the tax deductibility of all executive compensation under Section 162(m) to the extent consistent with the overall objectives of the executive compensation program in attracting, motivating and retaining its executives. The Committee believes that it is unlikely that Section 162(m) will affect the deductibility of the executive compensation of any of the executive officers in the Company's current fiscal year.

BASE SALARY

     The Committee annually reviews the base salaries of the Chief Executive Officer and the other executive officers and members of corporate management. When reviewing base salary and possible adjustments to base salary, the Committee subjectively considers individual performance, Company performance (which is not defined as any specific financial measure or measures), employee retention, changes in level of responsibility and economic conditions in the retail fabric industry. In determining the adjustments made in 1995 to the base salaries of the other executive officers as well as the Chief Executive Officer, the Committee considered all of the above criteria. The Committee sought to enhance the Company's ability to retain and continue to motivate the executive officer group, which has not received an adjustment in base salary since 1991 with the exception of a cost of living increase and a promotion. The Chief Executive Officer's base salary has not been adjusted for fiscal years 1992 through 1994.

PERFORMANCE PAY

     The Committee believes that executive compensation should be linked to business performance. In order to link annual cash compensation to Company performance, the Committee awards bonuses under the Extra Compensation Plan to the executive officers and other eligible employees based on corporate operating earnings before taxes. The approach used in calculating the bonuses is the same for all eligible employees. The aggregate bonus payments to executive officers for fiscal year 1995, including the Chief Executive Officer (whose compensation is discussed below), increased from fiscal year 1994 based on the improvement in those earnings over the prior year.

LONG-TERM INCENTIVES

     To more closely link the interest of the Company's shareholders and the executive officers and focus management's attention on successful long-term strategic management of the business and appreciation in shareholder value, the Committee grants stock options and awards restricted stock. All grants and awards contained vesting provisions of one to five years to encourage continued employment with the Company and continued attention to long-term management and share appreciation. The ultimate value of these equity incentives to the executive officers and other recipients is directly related to the market value of the common stock and to the common stock dividend yield.

     The Committee has established a policy which generally grants stock options annually to the executive officers in amounts based on the recipient's level of responsibility. In 1995 the Committee implemented the cancellation of certain option grants held by employees, including the executive officers, the retention and incentive components of which had been adversely affected by the prices for the Company's common stock, and the Committee granted Substitute Options, as described below.

     Under Committee policy, the amount of the restricted stock awarded to the executive officers is principally related to the recipient's total cash compensation and level of responsibility.

     Based on these Committee guidelines, the Chief Executive Officer and other executive officers received stock options grants (including grants of Substitute Options, as described below) and restricted stock awards, both as detailed in the summary compensation table (see the SUMMARY COMPENSATION TABLE). The Committee did not consider the outstanding options (with the exception of the Substitute Options) or restricted stock holdings in the aggregate of the Chief Executive Officer or executive officers when making grants and awards.

     In connection with Substitute Options and grants of options, the Committee considered conditions in the retail fabric industry over the last several years. During this period, the retail fabric industry has been under extreme competitive pressure as a result of excess expansion by several fabric chains, not including Hancock, and the subsequent correction of that excess capacity. In the process, which included irrational price discounting, numerous store closings and liquidations, and several bankruptcies, earnings and stock prices declined sharply across the industry.

     Cash compensation through bonuses has historically comprised a substantial component of total cash compensation. Upon reviewing compensation over the latest and several preceding fiscal years, the Committee determined that bonuses had become inadequate to retain, and maintain desired incentives for, employees in store management, middle management and senior management, including executive officers. In addition, due to changes in the prices for the Company's common stock, certain options previously granted under the Company's 1987 Stock Option Plan to employees, including the executive officers, were exercisable at prices some of which substantially exceeded the then current market value of the common stock. Under these circumstances, the value of options to retain and provide incentives had diminished. Therefore, on June 7, 1995, the Committee implemented the cancellation of those outstanding options and granted options having an exercise price of the then current market value in substitution therefor (the "Substitute Options"). The purpose of canceling those outstanding options and granting the Substitute Options is to reinstate the value of outstanding stock options, thereby retaining the incentive for employees at all levels, including the executive officers, to remain with and to continue to work for the success of the Company. The Substitute Options have an exercise price of $8.125 per share, the closing price of the common stock on June 6, 1995. For the executive officers, the number of shares subject to Substitute Options were as follows: Mr. Jarvis, 191,800 shares; Mr. Kirk, 55,600 shares; and Mr. Busby, 82,800 shares.

COMPANY PERFORMANCE AND COMPENSATION OF THE CHAIRMAN AND CHIEF EXECUTIVE OFFICER

     The Chief Executive Officer's base salary, performance pay and long-term incentives in the form of stock options and restricted stock are determined in the same manner as the compensation of the other executive officers and members of corporate management. The Chief Executive Officer's bonus for fiscal year 1995, based on the improvement in corporate operating earnings before taxes, was $84,759. During the latest fiscal year, Mr. Jarvis was granted Substitute Options for 191,800 shares and stock options for 27,400 shares as a 1995 grant and was awarded 14,100 shares of restricted stock.

                                          Management Review and
                                          Compensation Committee

                                          Donna L. Weaver, Chair
                                          R. Randolph Devening
                                          Don L. Fruge

ITEM 2 -- PROPOSAL TO APPROVE THE 1996 STOCK OPTION PLAN

     On April 22, 1996 the Board of Directors adopted the 1996 Stock Option Plan (the "1996 Stock Option Plan"), subject to the approval of the Plan by the shareholders.

     The Company's 1987 Stock Option Plan, as amended in 1992 ("the 1987 Plan"), was adopted to foster stock ownership by employees, thereby encouraging their maximum efforts for the success of the business of the Company. As of April 15, 1996 only 462,060 shares remained available for grants under the 1987 Plan. The Board believes that broadbased grants of options under the 1987 Plan have played a key role in enabling the Company to attract, motivate and retain an effective group of employees in store management, middle management and senior management. Therefore, to continue this important stock-based incentive compensation, the Board recommends to shareholders approval of the 1996 Stock Option Plan.

     Like the 1987 Plan, the 1996 Stock Option Plan seeks to foster stock ownership by employees, thereby encouraging their maximum efforts for the success of the business of the Company, and to provide an incentive for them to remain in the employ of the Company or its subsidiaries. The 1996 Stock Option Plan is administered by the Management Review and Compensation Committee (the "Committee"), none of whose members is eligible to receive an option grant under the 1996 Stock Option Plan. The provisions of the 1996 Stock Option Plan, and all actions and transactions under and pursuant to it, are intended to comply with all applicable conditions of rules promulgated under Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act"), or its successors, with respect to persons subject to such Section ("reporting persons"), including the Company's executive officers. The aggregate number of shares that may be issued or reserved for issuance pursuant to the 1996 Stock Option Plan shall not exceed 2 million shares (subject to adjustment as provided in the Plan). Shares as to which options granted under the 1996 Stock Option Plan have expired, been canceled or otherwise terminated (other than by settlement) become available for subsequent grants.

     Options may be granted only to full-time employees (including officers) of the Company or its subsidiaries who are considered to be contributing significantly to the success of the business of the Company. A director who is not also an employee is not eligible to receive an option. No options may be granted after September 30, 2001. The 1996 Stock Option Plan contains typical antidilution provisions, allowing for adjustments in the number of shares in case of stock dividends and other changes in the Company's capital structure.

     The 1996 Stock Option Plan permits the granting of nonstatutory stock options ("NSO's") only, which are not intended to qualify as incentive stock options within Section 422A of the Code.

     The purchase price of the shares of common stock covered by each option is determined by the Committee at the time of grant. The purchase price of any shares purchased pursuant to the exercise of an option must be paid in full on the date of exercise, in cash or, at the discretion of the Committee, in whole or in part by surrendering shares of the Company already held by the optionee (valued at the fair market value on that date). The Committee, in its sole discretion, may also permit extension of credit by the Company to the holder of an option for the purpose of financing its exercise, subject to certain restrictions on the amount of credit. Options may be exercised at such times and in such manner as the Committee determined.

     The Committee may provide that, upon a change of control of the Company (as defined in the 1996 Stock Option Plan), options become fully exercisable and, with certain exceptions remain exercisable by the optionee for a period of ninety (90) days following termination of the optionee's employment if such termination occurs within one year of the change of control.

     The Committee, in its discretion, may settle the whole or any part of any exercisable installment of an option by offering payment in shares of stock, or in shares and cash, in exchange for the surrender of that installment or partial installment. The amount of any settlement offered may not exceed the difference between the option price of the shares subject to the settlement and the fair market value of those shares on the date of the offer. Options terminate upon cessation of employment (other than by disability, retirement or death or within one year of a change of control) and are not transferable, except by will or pursuant to the laws of succession. In the event of the optionee's disability, retirement or death, the option is exercisable to a limited extent and for a limited time.

     The Board may amend or terminate the 1996 Stock Option Plan at any time, subject to certain restrictions. No amendment adopted without approval of the Company's shareholders shall, as to reporting persons, cause the 1996 Stock Option Plan to no longer comply with Section 16.

     No grants of options or benefits have been allocated under the 1996 Stock Option Plan, nor are any such grants or benefits now determinable. For comparison purposes, the grants other than grants of Substitute Options that were made under the 1987 Plan during the latest fiscal year to the executive officers as a group totaled 63,400 stock options. In addition, 280,800 stock options other than Substitute Options were granted to 456 employees, including all officers who were not executive officers, as a group under the 1987 Plan. The closing price of the Company's common stock on April 15, 1996 was $10.375 per share.

     The following summary is a general guide as to the federal income tax consequences under current law with respect to the grant and exercise of NSO's. Recipients of NSO's will not recognize income at the time of grant but will recognize ordinary income upon the exercise of NSO's to the extent that the value on the date of exercise of the shares of common stock purchased exceeds the exercise price paid for the shares. Optionees who exercise NSO's through payment of the exercise price in shares they already own, or in a combination of such shares and cash, will recognize ordinary income upon such exercise to the extent that the value on the date of exercise of the number of shares purchased exceeds the value of the number of shares surrendered and the amount of any cash paid upon such exercise. The Company will be entitled to a deduction at the same time that, and in the same amount as, an optionee recognizes ordinary income. The ordinary income recognized by the optionee is subject to tax withholding requirements. The Committee may permit the optionee to satisfy these requirements by allowing the Company to retain a sufficient number of shares to cover the amount to be withheld.

     The affirmative vote of a majority of the shares voting on the proposal to approve the 1996 Stock Option Plan will constitute approval of the Plan by the shareholders.

     The Board believes that the granting of stock options will continue to provide significant incentives to eligible employees consistent with the purposes of the 1996 Stock Option Plan and the compensation policies of the Committee. THE BOARD THEREFORE RECOMMENDS A VOTE FOR THE APPROVAL OF THE 1996 STOCK OPTION PLAN.

ITEM 3 -- 1995 RESTRICTED STOCK PLAN

     On December 6, 1995 the Board of Directors adopted the 1995 Restricted Stock Plan (the "1995 Restricted Stock Plan"), subject to the approval of the Plan by the shareholders.

     The Company's 1989 Restricted Stock Plan (the "1989 Plan") was adopted to provide an incentive for key employees to contribute to the growth of the Company's business by providing opportunities for the ownership of the Company's common stock and to retain them in the employ of the Company or its subsidiaries. The reserve of shares available for awards under the 1989 Plan has been depleted. The Board believes that this stock-based incentive, by enabling key employees to own the Company's common stock, is an important factor in the Company's compensation program that aligns compensation with shareholder interests, as set out in the purposes of the 1989 Plan. Therefore, the Board recommends to shareholders approval of the 1995 Restricted Stock Plan.

     Like the 1989 Plan, the 1995 Restricted Stock Plan is intended to provide an incentive for key employees to contribute to the growth of the Company's business by providing opportunities for the ownership of the Company's common stock and to retain them in the employ of the Company or its subsidiaries. The 1995 Restricted Stock Plan is administered by the Committee. The provisions of the 1995 Restricted Stock Plan, and all actions and transactions under and pursuant to it, are intended to comply with all applicable conditions of rules promulgated under Section 16 of the Exchange Act, or its successors, with respect to reporting persons, including the Company's executive officers. The aggregate number of shares that may be issued or reserved for issuance pursuant to the 1995 Restricted Stock Plan shall not exceed 1 million shares (subject to adjustment as provided in the Plan). Those shares may consist, in whole or in part, of authorized but unissued shares or shares reacquired by the Company (and not reserved for any other purpose) and shares subject to any restricted stock grant previously awarded under the 1995 Restricted Stock Plan that have been forfeited. No shares may be awarded under the 1995 Restricted Stock Plan after December 5, 2005. The Plan contains antidilution provisions, allowing for adjustments in the number of shares in case of stock dividends and other changes in the Company's capital structure.

     Shares may be awarded only to full-time key employees (including officers) of the Company or its subsidiaries who are responsible for, and considered to be contributing significantly to, the growth of the Company business. A director who is not also an employee is not eligible to receive an award. In determining the employees to whom shares will be awarded, the number of shares to be covered by an award and the terms of an award, the Committee may take into account any factors that it deems relevant in connection with accomplishing the purpose of the 1995 Restricted Stock Plan.

     The Committee may impose such restrictions as it deems advisable on shares awarded under the 1995 Restricted Stock Plan. The restrictions lapse as determined by the Committee at the time of the award and automatically lapse upon cessation of employment with the Company or its subsidiaries by retirement at age 65 (and, if permitted by the Committee, at age 55) or death and upon the occurrence of certain events related to a change of control. Prior to lapse of the restrictions, a participant will have the right to receive dividends on and vote the shares, but no other rights of a shareholder in respect of the shares will inure to any person. Certificates representing the shares awarded will be registered in the participant's name, but the Committee may require that such certificates not be delivered until the restrictions have lapsed. Shares subject to restrictions are not transferable except by will or pursuant to the laws of succession and will be forfeited upon cessation of employment with the Company or its subsidiaries, except upon cessation by retirement at age 65 (and, if permitted by the Committee, at age 55) or death.

     The Board may amend or terminate the 1995 Restricted Stock Plan at any time. However, to the extent required to maintain the 1995 Restricted Stock Plan's qualification under Section 16 of the Exchange Act, any such amendment shall be subject to shareholder approval. No amendment shall affect the rights of a participant, except with the participant's consent.

     The following summary is a general guide as to the federal income tax consequences under current law with respect to awards of restricted shares under the 1995 Restricted Stock Plan. On the date that shares awarded thereunder are no longer subject to restrictions, the participant (other than one who makes a special election as provided in the Code) must include in income, as compensation, the fair market value of the shares. A participant may make a special election to include in income, as compensation, the fair market value of the shares on the date of the award (determined without regard to the restrictions). Any dividend with respect to shares subject to restrictions is included in the participant's income when received and is compensation income unless the special election is made. The Company will be allowed a deduction equal to the amount of compensation income to the participant. If an election is made as to shares that are subsequently forfeited, the participant is not allowed a deduction to offset the income previously taxed, and the Company must include in income the amount previously deducted with respect to such shares.

     Depending upon surrounding circumstances at the time of a change of control, the lapse of restrictions could be a "parachute payment" under Section 280G of the Code for the purpose of determining whether a Penalty Tax would be payable by the participant and whether a deduction to the Company for that payment would be disallowed. If a Penalty Tax is imposed on a participant covered by a Severance Agreement, pursuant to the Severance Agreement the benefit provided to the participant by the restricted stock grant will be increased to the extent necessary to compensate the participant fully for the imposition of such Penalty Tax.

     No awards or benefits have been allocated to the executive officers under the 1995 Restricted Stock Plan. While any such awards or benefits are not now determinable, for comparison purposes, see the awards that were made under the 1989 Plan to the executive officers during the latest fiscal year, shown in the table SUMMARY COMPENSATION TABLE. In addition to the information shown in that table, in March 1996, 17,600 shares, 9,500 shares and 9,500 shares were awarded to Messrs. Jarvis, Kirk and Busby, respectively, under the 1989 Plan. During the latest fiscal year, 119,500 shares were awarded to 83 employees, including all current officers who are not executive officers, as a group under the 1989 Plan. In March 1996, 47,700 shares were awarded to such nonexecutive officers under, and subject to shareholder approval of, the 1995 Restricted Stock Plan.

     The affirmative vote of a majority of such shares voting on the proposal to approve the 1995 Restricted Stock Plan will constitute approval of such Plan by the shareholders.

     The Board believes that awards of restricted shares will continue to provide significant incentives to key employees consistent with the purposes of the 1995 Restricted Stock Plan and the compensation policies of the Committee. THE BOARD THEREFORE RECOMMENDS A VOTE FOR THE APPROVAL OF THE 1995 RESTRICTED STOCK PLAN.

SHAREHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

     If a shareholder desires to present a proposal at next year's annual meeting of shareholders and to have that proposal included in the proxy statement and proxy for that meeting, that proposal must be received by the Company at its principal executive offices by December 24, 1996.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Based solely upon review of Forms 3, 4 and 5 and any amendments thereto furnished to the Company with respect to its most recent fiscal year, and written representations from reporting persons, the Company believes that during its latest fiscal year, all filing requirements applicable to its directors and executive officers were met with the following exception. One report, covering a gift of shares to a charitable institution by Mr. Jarvis, was inadvertently filed late.

OTHER MATTERS

     The Board of Directors has selected Price Waterhouse LLP as the independent accountants of the Company for the current fiscal year. At the Annual Meeting of Shareholders, representatives of Price Waterhouse LLP will be present, may make statements if they desire to do so, and will be available to respond to appropriate questions.

     The Board is not aware that any matters not specified above will be presented at the Meeting. If other business should properly come before the Meeting, the persons named in the proxy will vote thereon in their discretion to the extent that authority to do so is granted in the proxy.

     PLEASE COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                          By order of the Board of Directors,

                                          Larry D. Fair
                                          Secretary

                                                                      APPENDIX A


                             HANCOCK FABRICS, INC.

                           1995 RESTRICTED STOCK PLAN


     1. PURPOSE OF THE PLAN. The Hancock Fabrics, Inc. 1995 Restricted Stock Plan ("Plan") is intended to provide an incentive for key employees to contribute to the growth of the Company's business by providing opportunities for their ownership of shares of the Company's common stock ("Shares") and to retain them in the employ of the Company or its subsidiaries. The provisions of this Plan and all actions and transactions under and pursuant to this Plan are intended to comply with all applicable conditions of Rule 16(b)-3 promulgated under Section 16 of the Securities Exchange Act of 1934 ("Exchange Act"), or its successors, with respect to persons subject to such Section ("Section 16 reporting persons"). To the extent any provision of, or action or transaction pursuant to, this Plan fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Plan administrators.

     2. SCOPE AND DURATION OF THE PLAN. Shares may be awarded from time to time during the life of the Plan. Unless sooner terminated pursuant to Paragraph 15, the Plan shall terminate on December 5, 2005 and thereafter no Shares shall be awarded under the Plan. Termination of the Plan shall have no effect on awards then outstanding. The aggregate number of Shares that may be issued or reserved for issuance pursuant to awards under the Plan (including awards to Section 16 reporting persons) shall not exceed 1,000,000 Shares (subject to adjustment as provided in the

Plan). Awards may consist, in whole or in part, of authorized but unissued Shares or Shares reacquired by the Company and not reserved for any other purpose and Shares subject to any previous awards under the Plan that are forfeited.

     3. ADMINISTRATION OF THE PLAN. The Board of Directors of the Company ("Board") shall appoint a Restricted Stock Committee ("Committee"), which shall consist of two or more members of the Board who are not eligible to receive awards under the Plan and who shall otherwise be "disinterested" as defined in the regulations promulgated under Section 16 of the Exchange Act. The Committee may be the Board's Management Review and Compensation Committee. The Committee shall have full authority in its discretion, but subject to the express provisions of the Plan: to determine the key employees to whom, and the time or times at which, Shares shall be awarded; to determine the number of Shares to be covered by each award; to determine the terms, conditions and restrictions of the respective award agreements (which need not be identical), of any legend on any certificate representing Shares awarded pursuant to the Plan, and of any other instrument or document relating to the Plan, except that each such document respecting awards to Section 16 reporting persons shall be written so as to comply with Section 16 of the Exchange Act; to determine whether and to what extent adjustments shall be made pursuant to the provisions of Paragraph 12; to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; and to make any other determinations, deemed necessary to or advisable for the administration of the Plan. The Committee may delegate all or any part of such authority to members of the Board who are not "disinterested" as defined in the regulations promulgated under Section 16 of the Exchange Act in the case of awards to persons who are not Section 16 reporting persons. All determinations, decisions, interpretations and other actions of the Committee and the Board shall be conclusive and binding upon all persons. No member of the Committee or of the Board shall have any liability in respect of anything done or omitted to be done by such member or any other member, except for a member's own willful misconduct or as expressly provided for by law.

     4. ELIGIBILITY FACTORS TO BE CONSIDERED IN AWARDS. Shares may be awarded only to full-time key employees (including officers) of the Company or any of its subsidiaries, who are responsible for, and shall be considered by the Committee to be contributing significantly to, the growth of the Company's business. A director of the Company who is not also an employee shall not be eligible to receive an award. In determining the employees to whom Shares shall be awarded, the number of Shares to be covered by each award, and the terms, conditions and restrictions of each award, the Committee may take into account any factors it may deem relevant in connection with accomplishing the purpose of the Plan. An award of Shares under the Plan to an employee shall not disqualify that employee for a further award or awards.

     5. RESTRICTIONS. The Committee may impose such restrictions on any award or any Shares awarded pursuant to the

Plan as it deems advisable (including restrictions on transferability).

     6. REMOVAL OF RESTRICTIONS. Except as provided in Paragraphs 11 and 17, the restrictions imposed by the Committee on any award or any Shares awarded pursuant to the Plan shall lapse as the Committee shall determine at the time of the award. Shares as to which restrictions have lapsed shall not thereafter be forfeitable under any circumstances.

     7. PARTICIPANT'S SERVICE. Awards under the Plan shall not be affected by any change of duties or position so long as the participant continues to be a key employee of the Company or any of its subsidiaries. The agreement respecting each award may contain such provisions as the Committee shall approve with reference to the effect of approved leaves of absence. Nothing in the Plan or any agreement pursuant to the Plan (whether written or unwritten) shall confer upon any employee any right to continue in the employment of the Company or any of its subsidiaries, shall interfere in any way with the right of the Company or any of its subsidiaries to terminate that employment at any time, or shall affect in any way the terms or conditions of employment.

     8. NONTRANSFERABILITY. Shares subject to restrictions shall not be transferable other than by will or the laws of descent and distribution. In no event shall a Section 16 reporting person be entitled to sell or otherwise dispose of Shares awarded under the Plan for period of six (6) months from the time of award without the written consent of the Committee.

     9. STOCK CERTIFICATES. The Committee may at any time require the placement of appropriate legends on any certificate or certificates representing the Shares subject to restrictions. The Committee may also require the retention by the Company or the placement in escrow of any such certificate or certificates until such certificate or certificates shall become deliverable following the lapse of the restrictions. The Committee may require, as a condition of any award, that the participant deliver to the Company a stock power relating to Shares subject to an award, endorsed in blank and in all other ways satisfactory to the Company (including, without limitation, as to a valid and appropriate signature guaranty ensuring transferability of the Shares).

     10. TERMINATION OF EMPLOYMENT. Except as provided in Paragraphs 11 and 17, effective as of the date of termination of a participant's employment, for whatever reason, all or any portion of an award for Shares still subject to restrictions (including restrictions on transferability) shall automatically be forfeited. A participant shall have no rights or privileges as a shareholder or otherwise with respect to Shares that have been forfeited.

     11.  RETIREMENT OR DEATH OF PARTICIPANT.

          (a) In the event that employment shall be terminated by the normal retirement or death of a participant, the restrictions imposed by the Committee on any Shares awarded pursuant to the Plan shall lapse upon such termination.

          (b) In the event that employment shall be terminated by the early retirement of a participant, the Committee may, but shall not be obligated to, determine that the restrictions imposed by the Committee on any Shares awarded pursuant to the Plan shall lapse upon such termination.

     12. ADJUSTMENTS. The Committee may make such adjustment, as the Committee determines to be appropriate, in the number of Shares subject to outstanding awards and in the number of Shares available for awards in order to compensate for the effect of any change in the Company's capitalization or structure or in the Shares or outstanding awards (including without limitation any change arising through the declaration of a stock dividend or stock split or through a spin-off, spin-out or other distribution of assets of the Company or any of its subsidiaries to shareholders, whether payable in Shares or other shares of stock of the Company or any of its subsidiaries, or through reorganization, recapitalization, partial liquidation, merger, consolidation or similar event, or through the sale or exchange of all or substantially all of the Company's assets, or through stock splitups or combinations or exchanges of Shares or other shares of stock of the Company or any of its subsidiaries) or of any stock purchase pursuant to a tender offer by the Company or any other party.

     13.  APPROVAL OF SHAREHOLDERS.  No award may be made hereunder to any
Section 16 reporting person prior to the approval of the Plan by the Company's shareholders in accordance with the Exchange Act.

     14. EFFECTIVENESS OF AWARDS. Subject to Paragraph 13, the date of the Committee's approval of the awarding of Shares shall constitute the date of the award; provided that the effectiveness of any award hereunder shall also be subject to the execution of a restricted stock agreement and such other documentation as the Committee may require.

     15. AMENDMENT AND TERMINATION OF THE PLAN. The Board may amend or terminate the Plan at any time. No amendment adopted without approval of the Company's shareholders shall, as to Section 16 reporting persons, cause the Plan no longer to comply with Section 16 of the Exchange Act or its successors. No amendment or termination of the Plan shall affect the rights of a holder of an award, except with the holder's consent.

     16. LISTING AND REGISTRATION OF SHARES. The Plan shall be subject to the requirement that if at any time the Committee shall determine in its discretion that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with the issuance or delivery of the Shares or related certificate pursuant to the Plan, no Shares may be issued and no certificate representing any Shares may be delivered unless and until the listing, registration, qualification, consent or approval shall have been effected or obtained, and maintained, free of any conditions not acceptable to the Committee.

     17. CHANGE OF CONTROL. Immediately upon the occurrence of a change of control, the restrictions imposed by the Committee on any Shares previously awarded pursuant to the Plan shall lapse.

     18. WITHHOLDING TAX. The Committee shall have the right to require, prior to the issuance or delivery of any Shares or any certificates representing any Shares awarded pursuant to the Plan, that the participant pay to the Company the amount of any taxes which the Company is required to withhold with respect to such Shares in such manner as the Committee shall determine, including without limitation by requiring the Company to retain a sufficient number of Shares to cover the amount or any portion thereof required to be withheld.

     19. GOVERNING LAW. This Plan shall be governed and construed in accordance with the laws of the State of Delaware, regardless of the law which might otherwise govern under applicable Delaware conflicts of laws principles.

     20. DEFINITIONS. As used in the Plan, the following terms are defined as follows:
          (a) Company -- Hancock Fabrics, Inc., a Delaware corporation, and its successors and assigns.

          (b) Subsidiary -- A corporation of which the Company owns stock having fifty percent (50%) or more of the total voting power.

          (c) Employee -- A person employed by the Company or any of its subsidiaries.

          (d) Employment -- Employment by the Company or any of its subsidiaries.

          (e) Participant -- An employee to whom Shares have been awarded pursuant to the Plan.

          (f) Normal Retirement -- Termination of employment after having attained age 65 and under circumstances entitling the participant to elect immediate payment of retirement benefits under the Hancock Fabrics, Inc. Consolidated Retirement Plan or any successor plan thereto ("Hancock Retirement Plan").

          (g) Early Retirement -- Termination of employment after having attained age 55 and under circumstances entitling the participant to elect immediate payment of retirement benefits under the Hancock Fabrics, Inc. Consolidated Retirement Plan or any successor plan thereto ("Hancock Retirement Plan").

          (h) Change of Control -- A change of control of the Company of a nature that would be required to be reported in response to Item 1(a) of the Current Report on Form 8-K, as in effect on the effective date of the Plan, pursuant to Section 13 or 15(d) of the Exchange Act; provided that, without limitation a change of control shall be deemed to have occurred if: (i) a third person, including a "group" as defined in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner, directly or indirectly, of 20% or more of the combined voting power of the Company's outstanding voting securities ordinarily having the right to vote for the election of directors of the Company; or (ii) individuals who constitute the Board as of the effective date of the Plan ("incumbent Board") cease for any reason to constitute at least two-thirds thereof, provided that any person becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three-quarters of (or if less, all but one of) the directors constituting the incumbent Board (other than an election or nomination in connection with an actual or threatened election contest relating to the election of directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of the Plan, considered as though such person were a member of the incumbent Board.

                                                                      APPENDIX B

                             HANCOCK FABRICS, INC.

                             1996 STOCK OPTION PLAN


         1. PURPOSE OF THE PLAN. The Hancock Fabrics, Inc. 1996 Stock Option Plan ("Plan") is intended to foster ownership of the Company's common stock ("Shares") by eligible employees, to encourage their maximum efforts for the success of the Company's business, and to provide an incentive for them to remain in the employ of the Company or its subsidiaries. The provisions of this Plan and all actions and transactions under and pursuant to this Plan are intended to comply with all applicable conditions of Rule 16(b)-3 promulgated under Section 16 of the Securities Exchange Act of 1934 ("Exchange Act"), as amended, or its successors, with respect to persons subject to such Section ("Section 16 reporting persons"). To the extent any provision of, or action or transaction pursuant to this Plan fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Plan administrators.

         2. SCOPE AND DURATION OF THE PLAN. Options to purchase Shares may be granted from time to time during the life of the Plan. Unless sooner terminated pursuant to Paragraph 16, the Plan shall terminate on September 30, 2001 and thereafter no options shall be granted under the Plan. Termination of the Plan shall have no effect on options previously granted. Options granted under the Plan are not intended to qualify as incentive stock options within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended ("Code"). The aggregate number of Shares that may be issued or reserved for issuance pursuant to options granted under the Plan (including grants to Sections 16 reporting persons) shall not exceed 2,000,000 Shares (subject to adjustment as provided in the Plan). Shares as to which options granted under the Plan have expired, been canceled or otherwise terminated (other than by settlement) shall become available for further option grants under the Plan.

         3. ADMINISTRATION OF THE PLAN. The Board of Directors of the Company ("Board") shall appoint a Stock Option Committee ("Committee"), which shall consist of two or more members of the Board who are not eligible to receive grants under the Plan and who shall otherwise be "disinterested" as defined in the regulations promulgated under Section 16 of the Exchange Act. The Committee may be the Board's Management Review and Compensation Committee. The Committee shall have full authority in its discretion, but subject to the express provisions of the Plan: to determine the purchase price of the Shares covered by each option; to determine the employees to whom, and the time or times at which, options shall be granted; to determine the number of Shares to be covered by each option; to determine the terms and provisions of the respective option agreements (which need not be identical), including the terms and conditions respecting the exercise of options (which may be in installments), of any legend on any certificate representing Shares issued upon exercise of an option, and of any other instrument or document relating to the Plan, except that each such document respecting options granted to Section 16 reporting persons shall be written so as to comply with Section 16; to determine whether the purchase price upon exercise of an option may be paid in cash, Shares or any combination thereof; to determine whether and to what extent adjustments shall be made pursuant to the provisions of Paragraph 13; to settle options pursuant to the provisions of Paragraph 8; to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; and to make any other determinations deemed necessary to or advisable for the administration of the Plan. The Committee may delegate all or a portion of such authority to members of the Board who are not "disinterested" persons as defined in the regulations promulgated under
Section 16 for the purpose of granting options to persons who are not Section 16 reporting persons. All determinations, decisions, interpretations and other actions of the Committee and the Board shall be conclusive and binding upon all persons. No member of the Committee or of the Board shall have any liability in respect of anything done or omitted to be done by such member or any other member, except for a member's own willful misconduct or as expressly provided by law.

         4. ELIGIBILITY FACTORS TO BE CONSIDERED IN GRANTS. Options may be granted only to full-time employees (including officers) of the Company or any of its subsidiaries, who shall be considered by the Committee to be contributing significantly to the success of the business of the Company. A director of the Company who is not also an employee shall not be eligible to receive an option. In determining the employees to whom options shall be granted and the number of Shares to be covered by, and the term of, each option, the Committee may take into account the duties of the respective employees, their present and potential contribution to the success of the Company, the anticipated number of years of effective service remaining, and any other factors it may deem relevant in connection with accomplishing the purpose of the Plan. The granting of an option to an employee shall not disqualify that employee for a further option grant or grants.

         5. OPTION PRICES. The purchase price of the Shares covered by each option shall be determined by the Committee at the time of grant. The purchase price of any Shares as to which an option is exercised shall be paid in full upon exercise. Payment may be in cash or Shares or any combination thereof, as the Committee shall determine.

         6. TERM OF OPTIONS. Except as provided in Paragraphs 11, 12 and 19, each option granted hereunder shall expire at such time as the Committee shall determine at the time of grant.

         7.      EXERCISE OF OPTIONS.

                 (a) Except as provided in Paragraph 19, an option may be exercised at such times and in such manner as the Committee shall determine.

                 (b) Except as provided in Paragraphs 11, 12 and 19, options may be exercised only by the optionee to whom granted and not at any time after termination of his or her employment.

         8. SETTLEMENT OF OPTIONS. The Committee shall have authority in its sole discretion, subject to the provisions of this Paragraph, to settle the whole or any part of any exercisa-ble installment of any option by offering payment in Shares, or in Shares and cash, in exchange for surrender of that installment or partial installment by the holder of the option. Offers to settle may be made at such times and may remain open for acceptance by the holder during such periods as the Committee shall determine. The amount offered shall not exceed the difference between the option price of the Shares subject to the settlement and the fair market value of those Shares on the date of the offer. Shares as to which options have been settled shall not be available for further option grants under the Plan.

         9. OPTIONEE'S SERVICE. Options granted under the Plan shall not be affected by any change of duties or position so long as the optionee continues to be an employee of the Company or any of its subsidiaries. The option agreement may contain such provisions as the Committee shall approve with reference to the effect of approved leaves of absence. Nothing in the Plan or any agreement pursuant to the Plan (whether written or unwritten) shall confer upon any employee any right to continue in the employment of the Company or any of its subsidiaries, shall interfere in any way with the right of the Company or any of its subsidiaries to terminate that employment at any time, or shall affect in any way the terms or conditions of employment.

         10.     NONTRANSFERABILITY.  An option granted under the Plan to a
Section 16(b) reporting person shall be nontransferable to the extent required to comply with Section 16(b)-3 of the Exchange Act other than by will or the laws of descent and distribution. In no event shall a reporting person be entitled to sell or otherwise dispose of Shares acquired under the Plan for a period of six (6) months from the time of grant without the written consent of the Committee.

         11. TERMINATION OF EMPLOYMENT. Except as provided in Paragraphs 12 and 19, and unless an option agreement shall otherwise provide, an option granted to an optionee shall terminate upon the termination of his or her employment, for whatever reason.

         12. RETIREMENT, DISABILITY OR DEATH OF OPTIONEE. In the event that employment shall be terminated by the retirement or death of an optionee or affected by the disability of an optionee, or that an optionee shall die during the one-year period immediately following the date of retirement or disability, the option rights of the optionee may be exercised as provided in this Paragraph 12.

                 (a) To the extent provided in subparagraph (d) of this Paragraph 12, in the case of termination by retirement, any option may be exercised during the one-year period immediately following the date of retirement but in no event beyond the expiration of the stated term of such stock option, unless permitted by the Company. Should any optionee die within that one-year period, having unexercised any option exercisable (or to become exercisable pursuant to subparagraph (d) of this Paragraph 12), the time for exercise of an option by the legal representative of the optionee or by any person to whom the option has been transferred by will or the laws of descent and distribution shall be extended for an additional 180 days beyond the date that would have been the last permissible date for exercise by the optionee, if living.

                 (b) To the extent provided in subparagraph (d) of this Paragraph 12, in the case of disability, any option may be exercised during the one-year period immediately following the date of disability but in no event beyond the expiration of the stated term of such stock option, unless permitted by the Company. Should any optionee die within that one-year period, having unexercised any option exercisable (or to become exercisable pursuant to subparagraph (d) of this Paragraph 12), the time for exercise of an option by the legal representative of the optionee or by any person to whom the option has been transferred by will or the laws of descent and distribution shall be extended for an additional 180 days beyond the date that would have been the last permissible date for exercise by the optionee, if living.

                 (c) To the extent provided in subparagraph (d) of this Paragraph 12, in the case of termination by death, any option may be exercised during the one-year period immediately following the date of death by the legal representative of the optionee or by any person to whom the option has been transferred by will or the laws of descent and distribution.

                 (d) An option may be exercised to the extent that the option was exercisable at the date of termination of employment by retirement or death or at the date of disability and to the extent of additional option installments not then exercisable, if any, as the Committee may determine.

         13. ADJUSTMENTS. The Committee may make such adjustment, as the Committee determines to be appropriate, of the number and prices of the Shares subject to outstanding options and of the number of Shares available for option, in order to compensate for the effect of any change in the Company's capitalization or structure or in the Shares or outstanding options (including without limitation any change arising through the declaration of a stock dividend or stock split or through a spin-off, spin-out or other distribution of assets of the Company or any of its subsidiaries to shareholders, whether payable in Shares or other shares of stock of the Company or any of its subsidiaries, or through reorganization, recapitalization, partial liquidation, merger, consolidation or similar event, or through the sale or exchange of all or substantially all of the Company's assets, or through stock splitups or combinations or exchanges of Shares or other shares of stock of the Company or any of its subsidiaries) or of any stock purchase pursuant to a tender offer by the Company or any other party.

         14. APPROVAL OF SHAREHOLDERS. No options may be granted hereunder to any Section 16 reporting person prior to the approval of the Plan by the Company's shareholders in accordance with the Exchange Act.

         15. EFFECTIVENESS OF OPTION GRANTS. Subject to Paragraph 14, the Committee's approval of the granting of an option shall constitute the granting of the option.

         16. AMENDMENT AND TERMINATION OF THE PLAN. The Board may amend or terminate the Plan at any time. No amendment adopted without approval of the Company's shareholders shall, as to Section 16 reporting persons, cause the Plan no longer to comply with Section 16 of the Exchange Act or its successors. No amendment or termination of the Plan shall affect the rights of the holder of any option theretofore granted under the Plan, except with the holder's consent.

         17. LISTING AND REGISTRATION OF SHARES. The Plan shall be subject to the requirement that if at any time the Committee shall determine in its discretion that the listing, registration or qualification of the options or the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with the granting of options or the issuance, sale or offering for sale of the Shares or issuance or delivery of a related certificate pursuant to the Plan, no option may be exercised, in whole or in part, no Shares may be issued and no certificate representing any shares may be delivered unless and until the listing, registration, qualification, consent or approval shall have been effected or obtained, and maintained, free of any conditions not acceptable to the Committee.

         18. FINANCING OF EXERCISE OF OPTIONS. At the time of exercise of any option, the Committee may permit the extension of credit by the Company to assist the holder of the option in the purchase and retention of the Shares then issued. Such credit shall be secured by the Shares and shall be in an amount not greater than the lesser of (x) the option price of the Shares and

(y) the amount of credit permitted by applicable regulations of the Federal Reserve Board. The terms of that credit and provisions for release of the security interest in the Shares shall be as determined by the Committee, at the time the credit is extended, in accordance with the regulations of the Federal Reserve Board.

         19.     CHANGE OF CONTROL.

                 (a) Unless an option agreement provides or the Committee determines otherwise, immediately upon the occurrence of a change of control (as defined below), all outstanding options, whether or not theretofore exercisable, shall become exercisable.

                 (b) If the Company shall terminate the optionee's employment for any reason other than for Cause (as defined below), or the optionee shall terminate his or her employment for Good Reason (as defined below), within one year of a change of control, such optionee's options shall be exercisable during the 90-day period immediately following the date of termination but in no event beyond the expiration of the stated term of such option, unless permitted by the Company.

         20. WITHHOLDING TAX. Where the holder of an option is entitled to receive Shares pursuant to the exercise of an option, the Committee shall have the right to require that the holder of the option pay to the Company the amount of any taxes which the Company is required to withhold with respect to such Shares, prior to the issuance or delivery of any Shares or any certificate representing Shares, in such manner as the Committee shall determine, including without limitation by requiring the Company to retain a sufficient number of such Shares to cover the amount or any portion thereof required to be withheld.

         21. GOVERNING LAW. The Plan shall be governed and construed in accordance with the laws of the State of Delaware, regardless of the law that might otherwise govern under applicable Delaware conflicts of laws principles.

         22. DEFINITIONS. As used in the Plan, the following terms are defined as follows:

                 (a) Company -- Hancock Fabrics, Inc., a Delaware corporation, and its successors and assigns.

                 (b) Subsidiary -- A corporation of which the Company owns stock having fifty percent (50%) or more of the total voting power.

                 (c) Employee -- A person employed by the Company or any of its subsidiaries.

                 (d) Employment -- Employment by the Company or any of its subsidiaries.

                 (e) Optionee -- An employee to whom an option is granted pursuant to the Plan.

                 (f) Retirement -- Termination of employment under circumstances entitling the participant to elect immediate payment of retirement benefits under the Hancock Fabrics, Inc. Consolidated Retirement Plan or any successor plan thereto.

                 (g) Disability -- Failure to return to full-time performance of employment duties immediately after the participant has exhausted the short term disability benefits under the then applicable short term disability policy or procedures of the Company.

                 (h)  Fair market value of the Share on any given date --

                          (i)  The closing price of the Shares or, if there is
no closing price, the average of the lowest and highest selling prices of the Shares

                                  (A)  as reported in "New York Stock
Exchange - Composite Transactions," or

                                  (B)  if the Shares are not listed or admitted
to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Shares are listed or admitted to trading, or

                          (ii)  if the Shares are not listed or admitted to
trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other system then in use, or

                          (iii) if on any such date the Shares are not quoted
by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Shares selected by the Committee, on such date, or if that date is not a "trading day," on the next preceding trading day. "Trading day" shall mean a day on which the principal national securities exchange on which the Shares are listed or admitted to trading is open for the transaction of business or, if the Shares are not listed or admitted to trading on any national securities exchange, a Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the State of New York are not authorized or obligated by law or executive order to close. If the Shares are not publicly held or not so listed or traded, the fair market value of the Shares on that date shall mean the fair value per share as determined in good faith by the Committee, whose determination shall be final.

                 (i) Change of Control -- A change of control of the Company of a nature that would be required to be reported in response to Item 1(a) of the Current Report on Form 8-K, as in effect on the effective date of the Plan, pursuant to Section 13 or 15(d) of the Exchange Act; provided that, without limitation, a change of control shall be deemed to have occurred if:
(i) a third person, including a "group" as defined in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner, directly or indirectly, of 20% or more of the combined voting power of the Company's outstanding voting securities ordinarily having the right to vote for the election of directors of the Company; or (ii) individuals who constitute the Board as of the effective date of the Plan ("incumbent Board") cease for any reason to constitute at least two-thirds thereof, provided that any person becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three- quarters of (or if less, all but one of) the directors constituting the incumbent Board (other than an election or nomination in connection with an actual or threatened election contest relating to the election of directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of the Plan, considered as though such person were a member of the incumbent Board.

                 (j) Cause -- An act or acts of fraud or misappropriation on the optionee's part that result in or are intended to result in his or her personal enrichment at the expense of the Company or any of its subsidiaries or conviction of a felony. The determination of a majority of the incumbent Board that cause exists shall be conclusive upon all persons.

                 (k)  Good Reason --

                          (i)  Without the express written consent of the
optionee,

                                  (A)  the assignment to the optionee of
any duties inconsistent in any substantial respect with the optionee's position, authority or responsibilities as in effect during the 90-day period immediately preceding a change of control, or

                                  (B)  any other substantial adverse change
in such position (including titles and reporting requirements), authority or responsibilities;

                          (ii)    any failure by the Company to furnish the
optionee (or, where applicable, his or her family) with compensation (including annual bonus) and benefits at a level equal to or exceeding those received (on an annual basis) by the optionee from the Company during the 90-day period preceding the change of control, including a failure by the Company to maintain the Company's Extra Compensation Plan (including the right to defer the receipt of payments thereunder) and Supplemental Retirement Benefit Plan, other than an insubstantial and inadvertent failure remedied by the Company promptly after receipt of notice thereof given by the optionee; or

                          (iii)  the Company's requiring the optionee to be
based or to perform services at any office or location other than that at which the optionee is primarily based during the 90-day period preceding the change of control, except for travel reasonably required in the performance of the optionee's responsibilities.

         Any good faith determination of good reason made by the optionee shall be conclusive upon all persons.

                                                                     APPENDIX C
                             HANCOCK FABRICS, INC.

           PROXY FOR ANNUAL MEETING OF SHAREHOLDERS -- JUNE 13, 1996

   The undersigned acknowledges receipt of the Notice and Proxy Statement dated May 3, 1996 and hereby appoints Larry G. Kirk and Larry D. Fair, with full power of substitution, the proxies of the undersigned to represent and vote the shares of the undersigned as indicated on this card at the Annual Meeting of Shareholders of Hancock Fabrics, Inc. to be held on Thursday, June 13, 1996 at 10:00 a.m. and at any adjournment thereof.

   THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. IT WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS INDICATED.

   UNLESS OTHERWISE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF BOTH NOMINEES LISTED, FOR THE PROPOSAL TO APPROVE THE 1996 STOCK OPTION PLAN AND FOR THE PROPOSAL TO APPROVE THE 1995 RESTRICTED STOCK PLAN, AND DISCRETIONARY AUTHORITY UNDER ITEM 4 WILL BE DEEMED TO HAVE BEEN GRANTED.

1. Election of directors to serve until 1999. A VOTE FOR BOTH NOMINEES, MORRIS
   O. JARVIS AND DONNA L. WEAVER, IS RECOMMENDED BY THE BOARD OF DIRECTORS.

        FOR / / both nominees                            / / WITHHOLD VOTE
           (except as indicated
           to the contrary below)

  (To withhold vote for an individual nominee, write that nominee's name in the following space: )

2. Proposal to approve the 1996 Stock Option Plan. A VOTE FOR IS RECOMMENDED BY THE BOARD OF DIRECTORS.

    FOR / /                AGAINST / /                ABSTAIN / /

                  Continued and to be signed on reverse side.





3. Proposal to approve the 1995 Restricted Stock Plan. A VOTE FOR IS RECOMMENDED BY THE BOARD OF DIRECTORS.

    FOR / /                AGAINST / /                ABSTAIN / /

4. The proxies are authorized to vote, in their discretion, upon such other matters as may properly come before the Meeting and any adjournment thereof. A VOTE TO GRANT AUTHORITY IS RECOMMENDED BY THE BOARD OF DIRECTORS.

    AUTHORITY GRANTED / /                 AUTHORITY WITHHELD / /

   UNLESS OTHERWISE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF BOTH NOMINEES LISTED, FOR THE PROPOSAL TO APPROVE THE 1996 STOCK OPTION PLAN AND FOR THE PROPOSAL TO APPROVE THE 1995 RESTRICTED STOCK PLAN, AND DISCRETIONARY AUTHORITY UNDER ITEM 4 WILL BE DEEMED TO HAVE BEEN GRANTED.

                                                  Signature(s) should correspond
                                                  exactly with the name(s) in
                                                  which your certificate is
                                                  issued. Executors,
                                                  conservators, trustees, etc.,
                                                  should so indicate when
                                                  signing.

                                                  ------------------------------

                                                  ------------------------------

                                                  Date

                                                  ----------------------- , 1996

                                                  PLEASE DATE AND SIGN YOUR
                                                  PROXY AND RETURN PROMPTLY IN
                                                  THE ACCOMPANYING ENVELOPE.